UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 6, 2017 (June 1, 2017)

KAYNE ANDERSON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

811 Main Street 14th Floor Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 493-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2017, the board of directors (the “Board”) of Kayne Anderson Acquisition Corp., a Delaware corporation (the “Company”) elected Mark Borer as a Class II director of the Company and a member of the Company’s Audit Committee and Compensation Committee. The Board has determined that Mr. Borer qualifies as an independent director under rules of the Nasdaq Stock Market.

Mr. Borer has over 35 years of experience in the energy industry spanning the areas of natural gas supply, gas storage, gathering and processing, natural gas and natural gas liquids pipelines, wholesale marketing and trading, corporate risk management, M&A activities, operations, and capital markets. From 2006 to 2012, Mr. Borer served as President and CEO of DCP Midstream Partners, LP, a publicly-traded master limited partnership involved in the gathering, processing, transportation, storage and marketing of natural gas and natural gas liquids. Prior to serving as president and CEO of DCP Midstream Partners, Mr. Borer held various executive positions with DCP Midstream, LLC and its predecessor companies from 1999 to 2006 where his responsibilities included commercial, gas supply, operations, strategy, acquisitions and divestitures, and trading and marketing activities.

Mr. Borer has held directorships at a number of public companies in the energy industry. He has served on the board of directors of Spire Inc. (NYSE: SR), a publicly-traded natural gas utility holding company, since 2014. He previously served as a director of publicly-traded companies TEPPCO Partners from 2000 to 2005 and DCP Midstream Partners from 2006 to 2012. Mr. Borer has also served on industry boards including the Texas Pipeline Association and the Colorado Oil and Gas Association. Mr. Borer received a B.S. in Business Administration from the University of Nebraska in 1976 and a M.S. in Mineral Economics from the Colorado School of Mines in 1978. He has completed the Directors’ Consortium Program by Stanford Graduate School of Business, the Stanford Law School, the University of Chicago Booth School of Business and the Tuck School of Business at Dartmouth.

No family relationships exist between Mr. Borer and any other directors or executive officers of the Company. There are no arrangements between Mr. Borer and any other person pursuant to which Mr. Borer was nominated as a director of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Borer has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s Press Release announcing Mr. Borer’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kayne Anderson Acquisition Corp.

Date: June 6, 2017	By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer